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                                                                    EXHIBIT 23.1

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


          As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 related to United HealthCare Corporation's acquisition of Louisiana Independent Physicians Association, Inc. of our reports dated (i) February 14, 1995 incorporated by reference in United HealthCare Corporation's Form 10-K for the year ended December 31, 1994 (ii) February 14, 1995 included in Louisiana Independent Physicians Association, Inc.'s Financial Statements for the year ended December 31, 1994 and (iii) December 15, 1995 included in United HealthCare Corporation's Current report on Form 8-K/A, an amendment to United HealthCare Corporation's Current report on Form 8-K dated October 2, 1995 related to United HealthCare Corporation's acquisition of the MetraHealth Companies, Inc. and to all references to our Firm included in this Registration Statement.



                                               ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 22, 1996